UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 28, 2019

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Hugh Wallis Road South, Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, Tyree G. Wilburn tendered his resignation from the Board of Directors (the “Board”) of LHC Group, Inc. (the “Company”) and all committees thereof.  Mr. Wilburn’s resignation will be effective as of March 1, 2019.  Mr. Wilburn’s resignation does not involve any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On January 28, 2019, the Board appointed Teri G. Fontenot as a director, effective as of March 1, 2019, to serve as a Class II director until the 2019 annual meeting of the Company’s stockholders or until her earlier resignation or removal. The Board also appointed Ms. Fontenot to serve on the Audit and Clinical Quality Committees of the Board. The Board has determined that Ms. Fontenot is independent pursuant to applicable NASDAQ and Securities and Exchange Commission rules and the Company’s Corporate Governance Guidelines.

Ms. Fontenot will participate in the Company’s standard non-employee compensation arrangements as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 27, 2018.

The Company’s press release announcing Ms. Fontenot’s appointment to the Board is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit	Description

99.1	Press release announcing the appointment of a Director of LHC Group, Inc. on January 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: January 30, 2019	By:	/s/ JOSHUA L. PROFFITT
Joshua L. Proffitt
Chief Financial Officer